UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2019

GIGCAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2479 E. Bayshore Rd., Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIG	The NYSE Stock Market LLC
Warrants to receive one share of Common Stock	GIG.WS	The NYSE Stock Market LLC
Right to receive one-tenth of one share of Common Stock	GIGr	The NYSE Stock Market LLC
Units, each consisting of one share of Common Stock, one right and three-fourths of one warrant	GIG.U	The NYSE Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2019, Tara McDonough submitted a letter of resignation from her position as the Vice President and Chief Financial Officer of GigCapital, Inc., a Delaware corporation (the “Company”). The Company accepted Ms. McDonough’s resignation, which shall be effective as of August 12, 2019. Ms. McDonough’s resignation is not as a result of any disagreements with the Company.

On August 6, 2019, the Board of Directors of the Company appointed Walter “Brad” Weightman, 64, to serve as the Company’s Vice President and Chief Financial Officer. The Company entered into a Strategic Services Agreement (the “Strategic Services Agreement”) with Mr. Weightman. Pursuant to the terms of the Strategic Services Agreement, Mr. Weightman has been engaged to serve as Vice President and Chief Financial officer of the Company for an initial term of one year commencing on August 12, 2019. Mr. Weightman will be compensated $5,000 per month. A copy of the Strategic Services Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Mr. Weightman does not have any family relationships with the executive officers or directors of the Company and has not engaged in any related party transactions with the Company. Mr. Weightman has more than 25 years of global finance and accounting experience with public and private companies of various sizes in the Semiconductor, IoT, hardware, and software industries. From 2017 to 2019, Mr. Weightman served as the Senior Business Controller at Integrated Device Technology (“IDT”), where he provided strategic and financial support for the General Manager and the division prior to IDT’s acquisition by Renesas Electronics Corporation in 2019. From 2015 to 2017, Mr. Weightman was the Corporate Controller at GigPeak Inc. (formerly GigOptix) and oversaw all accounting and finance functions. From 2014 to 2015, he was the Interim Vice President Finance, Controller of Extron Logistics LLC where he led all accounting and finance activities. Additionally, earlier in his career, Mr. Weightman held various finance and accounting positions at Echelon Corporation, an early developer of the IoT market, and at large corporations such as Advanced Micro Devices and Xerox Corporation. Mr. Weightman received a Bachelor of Science in Accounting from San Jose State University and is a Certified Public Accountant in California (inactive).

On August 8, 2019, the Company issued a press release regarding Mr. Weightman’s appointment, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Strategic Services Agreement, dated August 6, 2019, by and between GigCapital, Inc. and Walter Weightman

99.1	Press release dated August 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2019

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board